Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fiscal First Quarter 2025 Results

Reports 60% Increase in ARR to $17.6 Million, Positive Net Income and Cash Flow, Adjusted

EBITDA of $1.3 Million

HENDERSON, Nev., November 14, 2024 — Research Solutions, Inc. (NASDAQ: RSSS), the leading AI-powered research workflow platform, reported financial results for its fiscal first quarter ended September 30, 2024.

Fiscal First Quarter 2025 Summary

•	Total revenue of $12.0 million, a 20% increase from the prior-year quarter

•	Platform revenue up 67% to $4.3 million. Platform revenue accounted for 36% of the revenue as compared to 26% in the prior year.

•	Annual Recurring Revenue (“ARR”) up 60% to $17.6 million, which includes approximately $12.2 million of B2B recurring revenue and $5.4 million of B2C recurring revenue.

•	Gross profit up 43% from the prior-year quarter. Total gross margin improved 780 basis points to 47.9%, a new Company record, representative of the Company’s continued mix shift towards Platform revenue.

•	Net income of $669,000 or $0.02 per diluted share, compared to a net loss of ($988,000) or ($0.04) per share in the prior-year quarter.

•	Adjusted EBITDA of $1.3 million, an 11% margin, compared to ($441,000) in the prior-year quarter. On a trailing twelve-months (“TTM”) basis the Company has now generated Adjusted EBITDA of almost $4 million, which represents a 8.5% margin.

•	Cash flow from operations of positive $0.8 million compared to a burn of $0.8 million in the prior-year quarter. On a TTM basis, the Company has now generated over $5.1 million in cash flow from operations, which is approximately 1.3x the Company’s TTM Adjusted EBITDA.

“Our first quarter results reflect our continued ability to expand the profitability and cash flow of the business as our Platform offering continues to represent a larger percentage of total revenue. Our margins improved significantly, and we generated strong year-over-year net income and Adjusted EBITDA growth,” said Roy W. Olivier, President and CEO of Research Solutions. “Our sequential ARR growth was impacted by seasonality, primarily in our B2C platform business. From a B2B perspective, we continue to develop additional features that improve the value proposition to our end users that lead to better efficiency and cost savings as budgetary constraints continue to present some challenges to our legacy Platform growth. I remain confident that our products continue to serve as a critical piece to the research process and look forward to growth in both our B2B and B2C user bases.”

Fiscal First Quarter 2025 Results

Total revenue was $12 million, a 20% increase from $10.1 million in the year-ago quarter as both Platform and Transaction revenue increased from the prior period.

Platform subscription revenue increased 67% to $4.3 million compared to $2.6 million in the year-ago quarter. The increase was primarily due to the Scite acquisition as well as to an increase in the total number of paid Platform deployments and upsells to existing customers. The quarter ended with annual recurring revenue of $17.6 million, up 60% year-over-year (see the Company’s definition of annual recurring revenue below).

Transaction revenue was $7.7 million, compared to $7.5 million in the first quarter of fiscal 2024. The increase was due to organic growth in copyright revenues. The Transaction customer count for the quarter was 1,390, compared to 1,395 customers in the prior-year quarter (see the Company's definition of active customer accounts and transactions below).

Total gross margin improved 780 basis points from the prior-year quarter to 47.9%. The increase was primarily driven by a continued revenue mix shift to the higher-margin Platforms business as well as increased margins in both the Platforms and the Transactions business.

Total operating expenses were $5.1 million, unchanged compared to the first quarter of 2024.

Net income in the first quarter was $669,000, or $0.02 per diluted share, compared to net loss of ($988,000), or ($0.04) per share, in the prior-year quarter. Adjusted EBITDA was $1.3 million, compared to ($441,000) in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question-and-answer period.

Date: Thursday, November 14, 2024

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-203-518-9708

Conference ID: RESEARCH

The conference call will be broadcast live and available for replay until December 14, 2024 by dialing 1-412-317-6671 and using the replay ID 11157176, and via the investor relations section of the Company's website at http://researchsolutions.investorroom.com/.

Fiscal First Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended September 30,
	2024	2023	Change	% Change
Revenue:
Platforms	$4,329,645	$2,600,192	$1,729,453	66.5%
Transactions	$7,714,837	$7,460,779	254,058	3.4%
Total Revenue	12,044,482	10,060,971	1,983,511	19.7%
Gross Profit:
Platforms	3,782,478	2,217,577	1,564,901	70.6%
Transactions	1,983,398	1,813,988	169,410	9.3%
Total Gross Profit	5,765,876	4,031,565	1,734,311	43.0%
Gross profit as a % of revenue:
Platforms	87.4%	85.3%	2.1%
Transactions	25.7%	24.3%	1.4%
Total Gross Profit	47.9%	40.1%	7.8%
Operating Expenses:
Sales and marketing	1,190,407	685,016	505,391	73.8%
Technology and product development	1,372,758	1,244,579	128,179	10.3%
General and administrative	1,930,176	2,542,869	(612,692)	-24.1%
Depreciation and amortization	312,095	59,620	252,475	423.5%
Stock-based compensation	417,989	591,814	(173,825)	-29.4%
Foreign currency translation loss	(104,240)	6,620	(110,860)	NM
Total Operating Expenses	5,119,185	5,130,518	(11,332)	-0.2%
Income (loss) from operations	646,691	(1,098,952)	1,745,643	158.8%
Other Income (Expenses):
Other income	68,525	140,311	(71,786)	-51.2%
Provision for income taxes	(46,212)	(29,402)	(16,810)	57.2%
Total Other Income (Expenses):	22,313	110,909	(88,596)	-79.9%
Net income (loss)	$669,004	$(988,043)	1,657,047	167.7%
Adjusted EBITDA	$1,272,535	$(440,898)	$1,713,433	388.6%

	Quarter Ended September 30,
	2024	2023	Change	% Change
Platforms:
B2B ARR (Annual recurring revenue*):
Beginning of Period	$12,060,201	$9,444,130	$2,616,071	27.7%
Incremental ARR	127,633	1,576,111	(1,448,478)	-91.9%
End of Period	$12,187,834	$11,020,241	$1,167,593	10.6%
Deployments:
Beginning of Period	1,021	835	186	22.3%
Incremental Deployments	8	45	(37)	-82.2%
End of Period	1,029	880	149	16.9%
ASP (Average sales price):
Beginning of Period	$11,812	$11,310	$502	4.4%
End of Period	$11,844	$12,523	$(679)	-5.4%
B2C ARR (Annual recurring revenue*):
Beginning of Period	$5,363,129	$-	$5,363,129
Incremental ARR	67,666	-	67,666	NM
End of Period	$5,430,795	$-	$5,430,795	NM

Total ARR (Annualized recurring revenue):	$17,618,629	$11,020,241	$6,598,388	59.9%

Transaction Customers:
Corporate customers	1,074	1,090	(16)	-1.5%
Academic customers	316	305	11	3.6%
Total customers	1,390	1,395	(5)	-0.4%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The Company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The Company defines annual recurring revenue ("ARR") as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve. Deployments represent total product deployments across our customer base.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions' management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the company's operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense) including any change in fair value of contingent earnout liability, foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended September 30,
	2024	2023	Change	% Change
Net Income (loss)	$669,004	$(988,043)	$1,657,047	167.7%
Add (deduct):
Other income (expense)	(68,525)	(140,311)	71,786	-51.2%
Foreign currency translation loss	(104,240)	6,620	(110,860)	NM
Provision for income taxes	46,212	29,402	16,810	57.2%
Depreciation and amortization	312,095	59,620	252,475	423.5%
Stock-based compensation	417,989	591,814	(173,825)	-29.4%
Adjusted EBITDA	$1,272,535	$(440,898)	$1,713,433	388.6%

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the Company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the Company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding enhanced product offerings, additional customers, and the Company's prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30,
	2024	June 30,
	(unaudited)	2024
Assets
Current assets:
Cash and cash equivalents	$6,924,773	$6,100,031
Accounts receivable, net of allowance of $101,949 and $68,579, respectively	6,298,606	6,879,800
Prepaid expenses and other current assets	649,497	643,553
Prepaid royalties	572,524	1,067,237
Total current assets	14,445,400	14,690,621

Non-current assets:
Property and equipment, net of accumulated depreciation of $927,386 and $922,558, respectively	71,659	88,011
Intangible assets, net of accumulated amortization of $1,834,897 and $1,535,310, respectively ($8,117,222 provisional)	10,497,023	10,764,261
Goodwill ($13,171,486 provisional)	16,345,888	16,315,888
Deposits and other assets	915	981
Total assets	$41,360,885	$41,859,762

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,257,821	$8,843,612
Deferred revenue	8,046,056	9,023,848
Total current liabilities	16,303,877	17,867,460

Non-current liabilities:
Contingent earnout liability	12,298,114	12,298,114
Total liabilities	28,601,991	30,165,574

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 32,513,172 and 32,295,373 shares issued and outstanding, respectively	32,513	32,295
Additional paid-in capital	38,491,610	38,089,958
Accumulated deficit	(25,640,242)	(26,309,246)
Accumulated other comprehensive loss	(124,987)	(118,819)
Total stockholders’ equity	12,758,894	11,694,188
Total liabilities and stockholders’ equity	$41,360,885	$41,859,762

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended
	September 30,
	2024	2023
Revenue:
Platforms	$4,329,645	$2,600,192
Transactions	7,714,837	7,460,779
Total revenue	12,044,482	10,060,971

Cost of revenue:
Platforms	547,167	382,615
Transactions	5,731,439	5,646,791
Total cost of revenue	6,278,606	6,029,406
Gross profit	5,765,876	4,031,565

Operating expenses:
Selling, general and administrative	4,807,090	5,070,897
Depreciation and amortization	312,095	59,620
Total operating expenses	5,119,185	5,130,517

Income (loss) from operations	646,691	(1,098,952)

Other income	68,525	140,311

Income (loss) from operations before provision for income taxes	715,216	(958,641)
Provision for income taxes	(46,212)	(29,402)

Net income (loss)	669,004	(988,043)

Other comprehensive income (loss):
Foreign currency translation	(6,168)	(946)
Comprehensive income (loss)	$662,836	$(988,989)

Basic income (loss) per common share:
Net income (loss) per share	$0.02	$(0.04)
Weighted average common shares outstanding	30,346,871	27,052,445

Diluted income (loss) per common share:
Net income (loss) per share	$0.02	$(0.04)
Weighted average common shares outstanding	33,234,858	27,052,445

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	September 30,
	2024	2023
Cash flow from operating activities:
Net income (loss)	$669,004	$(988,043)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	312,095	59,620
Fair value of vested stock options	28,856	17,471
Fair value of vested restricted common stock	389,133	574,343
Changes in operating assets and liabilities:
Accounts receivable	566,194	(112,965)
Prepaid expenses and other current assets	(5,944)	109,946
Prepaid royalties	494,713	35,140
Accounts payable and accrued expenses	(618,140)	195,747
Deferred revenue	(992,792)	(646,830)
Net cash provided by (used in) operating activities	843,119	(755,571)

Cash flow from investing activities:
Purchase of property and equipment	—	(33,825)
Payment for acquisition of Resolute, net of cash acquired	—	(2,718,253)
Net cash used in investing activities	—	(2,752,078)

Cash flow from financing activities:
Common stock repurchase	(16,119)	(46,135)
Payment of contingent acquisition consideration	—	(110,190)
Net cash used in financing activities	(16,119)	(156,325)

Effect of exchange rate changes	(2,258)	705
Net increase (decrease) in cash and cash equivalents	824,742	(3,663,269)
Cash and cash equivalents, beginning of period	6,100,031	13,545,333
Cash and cash equivalents, end of period	$6,924,773	$9,882,064

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$46,212	$29,402

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$33,353	$42,989

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

# # #